Exhibit 10-6

2019 Stock Incentive Plan

of

Faeth Therapeutics, Inc.

table of contents

Page

1. Purpose	3
2. Eligibility	3
3. Administration and Delegation	3
(a) Administration by the Board	3
(b) Appointment of Committees	3
4. Stock Available for Awards	3
(a) Number of Shares	4
(b) Substitute Awards	4
5. Stock Options	4
(a) General	4
(b) Incentive Stock Options	4
(c) Exercise Price	4
(d) Duration of Options	5
(e) Exercise of Options	5
(f) Payment Upon Exercise	5
6. Stock Appreciation Rights	6
(a) General	6
(b) Measurement Price	6
(c) Duration of SARs	6
(d) Exercise of SARs	6
7. Restricted Stock; Restricted Stock Units	6
(a) General	6
(b) Terms and Conditions for All Restricted Stock Awards	7
(c) Additional Provisions Relating to Restricted Stock.	7
(d) Additional Provisions Relating to Restricted Stock Units.	7
8. Other Stock-Based Awards	7
(a) General	7
(b) Terms and Conditions	8
9. Adjustments for Changes in Common Stock and Certain Other Events	8
(a) Changes in Capitalization	8
(b) Reorganization Events.	8

10. General Provisions Applicable to Awards.	10
(a) Transferability of Awards	10
(b) Documentation	10
(c) Board Discretion	10
(d) Termination of Status	10
(e) Withholding	10
(f) Amendment of Award.	11
(g) Conditions on Delivery of Stock	11
(h) Acceleration	11
11. Miscellaneous.	11
(a) No Right To Employment or Other Status	11
(b) No Rights As Stockholder	12
(c) Effective Date and Term of Plan	12
(d) Amendment of Plan	12
(e) Authorization of Sub-Plans (including Grants to non-U.S	12
(f) Compliance with Section 409A of the Code	12
(g) Limitations on Liability	12
(h) Governing Law	13
1. Additional Limitations on Options.	14
(a) Maximum Duration of Options	14
(b) Minimum Exercise Period Following Termination	14
2. Additional Limitations for Other Stock-Based Awards	14
3. Additional Limitations on Timing of Awards	14
4. Additional Restriction Regarding Recapitalizations, Stock Splits, Etc	14
5. Additional Limitations on Transferability of Awards	14

2019 Stock Incentive Plan

of

Faeth Therapeutics, Inc.

1. Purpose

The purpose of this 2019 Stock Incentive Plan (the “Plan”) of Faeth Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present and future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”); provided, however, that such other business ventures shall be limited to entities that, where required by Section 409A of the Code, are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor rule)) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by the Board. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all Participants and any other persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 3,636,410 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the unused Common Stock subject to such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award or to satisfy tax withholding obligations arising with respect to an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the two immediately preceding sentences shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be subject to each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Faeth Therapeutics, Inc., any of Faeth Therapeutics, Inc.’s present and future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated non-statutory stock option (a “Nonstatutory Stock Option).” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Grant Date Fair Market Value on such future date. The “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including,

as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise;

(2) if the Common Stock is listed on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(3) if the Common Stock is not listed on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the applicable Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form of notice (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) when the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and to the extent provided for in the applicable Option agreement or approved by the Board, in its discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the Participant, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of a share of Common Stock on the date the SAR is granted; provided, that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling Participants to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the Participant to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to Participant’s Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares of Common Stock or a combination thereof. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the applicable Award agreement.

8. Other Stock-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common

Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the share and per-share provisions and the measurement price of each outstanding SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Award of Restricted Stock and (v) the share and per-share-related provisions and the purchase price, if any, of each outstanding Award of Restricted Stock Unit and each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(i) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(ii) Notwithstanding the terms of Section 9(b)(2)(i), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A- 3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(i) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(iii) For purposes of Section 9(b)(2)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a

Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards.

(a) Transferability of Awards. Awards (or any interest in an Award, including, prior to exercise, any interest in shares of Common Stock issuable upon exercise of an Option or SAR) shall not be sold, assigned, transferred (including by establishing any short position, put equivalent position (as defined in Rule 16a-1 issued under the Exchange Act) or call equivalent position (as defined in Rule 16a-1 issued under the Exchange Act)), pledged, hypothecated or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and, during the life of the Participant, shall be exercisable only by the Participant; except that Awards, other than Awards subject to Section 409A of the Code, may be transferred to family members (as defined in Rule 701(c)(3) under the Securities Act) through gifts or (other than Incentive Stock Options) domestic relations orders or to an executor or guardian upon the death or disability of the Participant. The Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall deliver to the Company a written instrument, as a condition to such transfer, in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (valued in the manner determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value (valued in the manner determined by (or in a manner approved by) the Company) equal to the maximum individual statutory rate of tax) as the Company shall determine in its discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.

(1) The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(2) The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then- current exercise price per share of such outstanding Award. The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e) Authorization of Sub-Plans (including Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with Participant’s employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that the Participant is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in such individual’s capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

* * * *

FAETH THERAPEUTICS, INC.

2019 STOCK INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 11(e) of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Law:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1. Additional Limitations on Options.

(a) Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

(b) Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by applicable law, the terms of the Plan or option grant or a contract of employment), in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that such Participant is entitled to exercise such Option on the date employment terminated, until the earlier of: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or disability, (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or disability and (iii) the Option expiration date.

2. Additional Limitations for Other Stock-Based Awards. The terms of all Awards granted to a California Participant under Section 8 of the Plan shall comply, to the extent applicable, with Section 260.140.46 of the California Code of Regulations.

3. Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of a majority of the Company’s outstanding voting securities by the later of (i) within 12 months before or after the date the Plan was adopted by the Board, or (ii) prior to or within 12 months of the granting of any Award to a California Participant.

4. Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of Section 9 of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company's securities underlying the Award without the receipt of consideration by the Company, the number of securities purchasable, and in the case of Options, the exercise price of such Options, shall be proportionately adjusted.

5. Additional Limitations on Transferability of Awards. Notwithstanding the provisions of Section 10(a) of the Plan, an Award granted to a California Participant may not be transferred to an executor or guardian upon the disability of the Participant.

* * * *

Faeth Therapeutics, Inc.

Stock Option Agreement
Granted Under 2019 Stock Incentive Plan

This Stock Option Agreement (this “Agreement”) is made between Faeth Therapeutics, Inc., a Delaware corporation (the “Company”), and the Participant pursuant to the 2019 Stock Incentive Plan (the “Plan”).

Notice of Grant

I. Participant Information

Participant:
Participant Address:

II. Grant Information

Grant Date:
Number of Shares:
Exercise Price Per Share:
Vesting Commencement Date:
Type of Option:	[Incentive Stock Option][Nonstatutory Stock Option]

III. Vesting Table

Vesting Date[1]	Shares that Vest(1)
[First] anniversary of the Vesting Commencement Date	[# of Shares][2]
End of each successive [one] month period following the [First] anniversary of the Vesting Commencement Date until the [Fourth] anniversary of the Vesting Commencement Date	[# of Shares][3]

(1) The number of shares is subject to adjustment for any changes in the Company’s capitalization as set forth in Section 9 of the Plan.

IV. Final Exercise Date

5:00 pm Eastern time on Date:	[Date is ten years minus one day from Grant Date]

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Notice of Stock Option Exercise

Exhibit C – Faeth Therapeutics, Inc. 2019 Stock Incentive Plan

1 Note: This is drafted assuming a four-year vesting schedule with a one-year cliff. If a different schedule is used, this table will need to be adjusted accordingly.

2 Note: Number of Shares to equal 25% of total grant.

3 Note: Number of Shares to equal 2.0833% of total grant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

FAETH THERAPEUTICS, INC. Name: Title:	PARTICIPANT Name:	SPOUSAL CONSENT[1] Name:

1 If the Participant resides in a community property state, it is desirable to have the Participant’s spouse also accept the option. The following are community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington. Although Wisconsin is not formally a community property state, it has laws governing the division of marital property similar to community property states and it may be desirable to have a Wisconsin Participant’s spouse accept the option.

Stock Option Agreement
2019 Stock Incentive Plan

Exhibit A

General terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Option. This Agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2019 Stock Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Unless earlier terminated, this option shall expire at the time and on the date set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) solely to the extent set forth in the Notice of Grant. To the extent not designated as an incentive stock option, or to the extent that the option does not qualify as an incentive stock option, the option shall be a nonstatutory stock option. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Table set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

4. Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit B, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares (unless the number of Shares that remain subject to this option at the time of exercise is less than ten whole shares, in which case the Participant may purchase the total number of whole shares that remain subject to this option).

5. Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

6. Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

7. Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such service relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

8. Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination). If the Participant is party to an employment, consulting or severance agreement with the Company or subject to a severance plan maintained by the Company, in either case, that contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement or plan. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s service relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s termination of service, that termination for Cause was warranted.

9. Company Right of First Refusal.

10. Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

11. Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

12. Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

13. Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

14. Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

15. any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

16. any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

17. the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation); provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.

18. Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

19. Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

20. the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

21. the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

22. No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

23. Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

24. Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

25. Tax Matters.

26. Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

27. Disqualifying Disposition. If this option satisfies the requirements to be treated as an incentive stock option under the Code and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

28. Transfer Restrictions.

29. This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the - 5 - laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

30. The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with Section 4(g) or (2) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

31. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is attached hereto as Exhibit C.

[Remainder of Page Intentionally Left Blank]

Exhibit B

Notice of Stock Option Exercise

[DATE]1

Faeth Therapeutics, Inc.

[Address]

[Address]

Attention: Treasurer

Dear Sir or Madam:

I am the holder of [________]2 Stock Option granted to me under the Faeth Therapeutics, Inc. (the “Company”) 2019 Stock Incentive Plan on [________]3 for the purchase of [________]4 shares of Common Stock of the Company at a purchase price of $[________]5 per share.

I hereby exercise my option to purchase [________]6 shares of Common Stock (the “Shares”), for which I have enclosed [________]7 in the amount of [________]8 register my stock certificate as follows:

Name(s):	[9]

1 Enter date of exercise.

2 Enter either “an Incentive” or “a Nonstatutory” or both.

3 Enter the date of grant.

4 Enter the total number of shares of Common Stock for which the option was granted.

5 Enter the option exercise price per share of Common Stock.

6 Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

7 Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.

8 Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

9 Enter name(s) to appear on stock certificate in one of the following formats: (a) your name only (i.e., John Doe); (b) your name and other name (i.e., John Doe and Jane Doe, Joint Tenants with Right to Survivorship); or for Nonstatutory Stock Options only, (c) a child’s name, with you as custodian (i.e. Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences for registering shares in a child’s name.

Address:

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

[By the execution and delivery of this Notice of Stock Option Exercise, I shall be, and hereby agree to be, bound by the (i) [Amended and Restated] Voting Agreement, dated [_________], by and among the Company and the other signatories thereto (the “Voting Agreement”), as a [“Key Holder” and “Stockholder”] (each as defined in the Voting Agreement) for all purposes under the Voting Agreement and (ii) [Amended and Restated] Right of First Refusal and Co-Sale Agreement, dated [_________], by and among the Company and the other signatories thereto (the “ROFR and Co-Sale Agreement”), as a [“Key Holder”] (as defined in the ROFR and Co- Sale Agreement) for all purposes under the ROFR and Co-Sale Agreement. In addition to the foregoing, I shall execute and deliver to the Company (i) an [Adoption Agreement] in the form attached to the Voting Agreement, thereby agreeing to be bound by and subject to the terms of the Voting Agreement as a [“Key Holder” and “Stockholder”] (each as defined in the Voting Agreement) and (ii) a [counterpart signature page] to the ROFR and Co-Sale Agreement, thereby agreeing to be bound by and subject to the terms of the ROFR and Co-Sale Agreement as a [“Key Holder”] (as

defined in the ROFR and Co-Sale Agreement). I acknowledge and agree that I have received a copy of the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.]1

Very truly yours,

[Name]

1 This provision should be included if the Company is party to a Voting Agreement and/or Right of First Refusal and Co-Sale Agreement and pursuant to the terms of such Voting Agreement and/or Right of First Refusal and Co- Sale Agreement, the Participant is required to be a party to, and be bound by, the Voting Agreement and/or Right of First Refusal and Co-Sale Agreement. The defined terms in this section should be revised to correspond to the defined terms in the Voting Agreement or Right of First Refusal and Co-Sale Agreement (as applicable). In addition, the Participant should receive a copy of the Voting Agreement and/or Right of First Refusal and Co-Sale Agreement and also execute and deliver the Adoption Agreement (or similar agreement) pursuant to the terms of the Voting Agreement and a counterpart signature page to the Right of First Refusal and Co-Sale Agreement.

Exhibit C

Faeth Therapeutics, Inc. 2019 Stock Incentive Plan

* * * *

Faeth Therapeutics, Inc.

Stock Option Agreement – Non-U.S.
Granted Under 2019 Stock Incentive Plan

This Stock Option Agreement (this “Agreement”) is made between Faeth Therapeutics, Inc., a Delaware corporation (the “Company”), and the Participant pursuant to the 2019 Stock Incentive Plan (the “Plan”).

Notice of Grant

I. Participant Information

Participant:
Participant Address:

II. Grant Information

Grant Date:
Number of Shares:
Exercise Price Per Share (US$):
Vesting Commencement Date:
Type of Option:	[Nonstatutory Stock Option]

III. Vesting Table

Vesting Date[1]	Shares that Vest(1)
[First] anniversary of the Vesting Commencement Date	[# of Shares][2]
End of each successive [one] month period following the [First] anniversary of the Vesting Commencement Date until the [Fourth] anniversary of the Vesting Commencement Date	[# of Shares][3]

(1) The number of shares is subject to adjustment for any changes in the Company’s capitalization as set forth in Section 9 of the Plan.

IV. Final Exercise Date

5:00 pm Eastern time on Date:	[Date is ten years minus one day from Grant Date]

This Agreement (the definition of which shall include any special terms and conditions for the Participant’s country of residence and/or work set forth in the appendix attached hereto (the “Appendix”)) includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

1 Note: This is drafted assuming a four-year vesting schedule with a one-year cliff. If a different schedule is used, this table will need to be adjusted accordingly.

2 Note: Number of Shares to equal 25% of total grant.

3 Note: Number of Shares to equal 2.0833% of total grant.

Exhibit A – General Terms and Conditions – Non-U.S. (including the Appendix)

Exhibit B – Notice of Stock Option Exercise – Non-U.S.

Exhibit C – Faeth Therapeutics, Inc. 2019 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

FAETH THERAPEUTICS, INC. Name: Title:	PARTICIPANT Name:

Stock Option Agreement
2019 Stock Incentive Plan

Exhibit A

General terms and Conditions – Non-U.S.

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

6. Grant of Option. This Agreement (the definition of which shall include any special terms and conditions for Participant’s country of residence and/or work set forth in the appendix attached hereto (the “Appendix”)) evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2019 Stock Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Unless earlier terminated, this option shall expire at the time and on the date set forth in the Notice of Grant (the “Final Exercise Date”).

Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

7. Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Table set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

8. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit B, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares (unless the number of Shares that remain subject to this option at the time of exercise is less than ten whole shares, in which case the Participant may purchase the total number of whole shares that remain subject to this option).

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such service relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination). If the Participant is party to an employment, consulting or severance agreement with the Company or subject to a severance plan maintained by the Company, in either case, that contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement or plan. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s service relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s termination of service, that termination for Cause was warranted.

9. Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation); provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

10. Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

11. Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding and social security taxes required by law to be withheld in respect of this option.

12. Transfer Restrictions.

(a) This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except to the Participant’s personal representative on Participant’s death, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant or the Participant’s personal representative after Participant’s death.

13. Option not a Service Contract. By accepting the option, the Participant acknowledges, understands and agrees that:

(a) the Participant’s option is not an employment or service contract, and, if the Participant is an employee of the Company or an affiliate, nothing in the Participant’s option will be deemed to create in any way whatsoever any obligation on the Participant’s part to continue as an employee of the Company or an affiliate, or of the Company or an affiliate to continue Participant’s employment. In addition, nothing in the Participant’s option will obligate the Company or an affiliate, or their respective stockholders, boards of directors, officers or employees to continue any relationship that the Participant might have as a director or consultant for the Company or an affiliate;

(b) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c) the grant of the Participant’s option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(d) the Participant’s options and any shares of Common Stock acquired under the Plan on exercise of the Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, vacation, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(e) the future value of the shares of Common Stock underlying the option is unknown, indeterminable, and cannot be predicted with certainty;

(f) neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Participant’s options or of any amounts due to Participant pursuant to the exercise of the Participant’s option or the subsequent sale of any shares of Common Stock received;

(g) notwithstanding anything to the contrary in the Plan, for the purposes of the option, the Participant’s service will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or is otherwise providing services, or the terms of the Participant’s employment or service agreement, if any), provided that, unless otherwise expressly provided in this Agreement or determined by the Company, the vesting of the Participant’s option will not continue during any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or where the Participant is otherwise providing services, or the terms of the Participant’s employment or service agreement, if any (regardless, in each case, of whether or not the Participant is providing services to the Company or one of its affiliates during such notice period, garden leave period, or similar period); and the Board shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the option (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of this option resulting from the termination of the Participant’s service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or is otherwise providing services, or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of this option to which Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any affiliate, waive the Participant’s ability, if any, to bring any such claim, and release the Company and any affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action.

15. Data Privacy.

(a) To the extent that the processing of the Participant’s personal data by the Company or its affiliates under and/or in connection with this Agreement falls within the territorial scope of (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27th April 2016 (the “EU GDPR”), (ii) the EU GDPR as it forms part of UK law by virtue of section 3 of the European Union (Withdrawal) Act 2018, as amended (the “UK GDPR”), and/or (iii) equivalent legislation and/or legislation implementing and/or supplementing the EU GDPR or UK GDPR in any member state of the European Economic Area or the UK or Switzerland, Company and/or its affiliates will carry out such processing in accordance with their EEA/UK privacy notice from time to time in force, the latest version of which has been provided to the Participant.

(b) Except where (a) above applies, the Participant explicitly and unambiguously acknowledges and consents to the collection, use, transfer and other processing of the Participant’s personal data as described in this paragraph (b) by the Company and its affiliates for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its affiliates hold certain personal data about the Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held by the Participant in the Company, details of all options or any other entitlement to shares of Common Stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of implementing, managing and administering the Plan. The Participant understands that this personal data may be transferred to any third parties assisting in the implementation, administration and management of the Plan.

16. Language. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any other document related to the Participant’s option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17. Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from the Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country of residence. The applicable laws in the Participant’s country of residence may require that the Participant reports such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country of residence through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant is encouraged to consult with the Participant’s personal legal advisor for any details.

18. Applicable Law. In the event applicable laws prevent or hinder the consummation of the actions and transactions contemplated in this Agreement or the Plan, the Company may in its sole discretion agree to vary the terms of the Plan and/or this Agreement so that the Participant receives substantially the same economic result as contemplated herein, such as through a cashless sell to cover exercise (provided that at the time of exercise the shares of Common Stock are publicly traded or otherwise liquid), a cash bonus or phantom stock.

19. Appendix. Notwithstanding any provisions in this Agreement, the Participant’s option shall be subject to the special terms and conditions for the Participant’s country of residence and/or work set forth in the Appendix attached to this Agreement which, where applicable, shall prevail in the event of conflict between such terms and conditions and the terms of this Agreement, Notice of Grant, and/or the Plan. Moreover, if the Participant relocates to one of the countries included therein, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

20. Choice of Law. The provisions of the Plan relating to choice of law shall apply to this Agreement and the option.

21. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is attached hereto as Exhibit C.

[Remainder of Page Intentionally Left Blank]

APPENDIX TO AGREEMENT

This Appendix includes special terms and conditions that govern the option granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.

The information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing, transfer employment and/or residency to another country after the Grant Date, is a consultant, change employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant. References to the Participant’s employer shall include any entity that engages the Participant’s services.

India

The following provisions govern Participant’s participation in the Plan if Participant is a person resident in India. It is clarified that the Company reserves the right to apply any or all of the following provisions to individuals who are not Indian citizens/nationals, but considered as persons resident in India, to the extent it determines necessary or advisable under applicable Indian laws.

Compliance with Law. By accepting the option and accepting the terms of the Agreement, Participant acknowledges and agrees to comply with all applicable Indian laws and pay any and all applicable taxes associated with the option, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock.

Exercise Restriction. The following supplements the Notice of Grant, the Agreement and the Plan.

Participant must comply at the time of exercise with applicable laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 of India and the rules, regulations and amendments thereto, including the Foreign Exchange Management (Overseas Investment) Rules, 2022 and the Foreign Exchange Management (Overseas Investment) Regulations, 2022 (“FEMA”). Any payment for the shares purchased on exercise, and any tax required to be withheld by law, will only be made by the payment methods prescribed under Section 5(f)(1) of the Plan in accordance with the Foreign Exchange Management (Overseas Investment) Rules, 2022 read with the Liberalised Remittance Scheme. Further, a cashless exercise method (whereby unless otherwise determined by the Company at the time of exercise, Participant must immediately sell all shares of Common Stock purchased on exercise in order to facilitate the required repatriation of proceeds in connection with shares of Common Stock issued on exercise of the option, with the required amount of the sale proceeds being delivered to the Company) can only be exercised if the acquisition of Common Stock by Participant falls under the Overseas

Portfolio Investment (“OPI”)1 route in accordance with FEMA. The Company reserves the right to prescribe an alternative method of payment that Participant shall use (whether set out in the Agreement and/or the Plan or otherwise) and / or of settling the option other than by issuance of Common Stock depending on the development of local law. This paragraph applies notwithstanding any contrary provision in the Agreement or the Plan.

Exchange Control Information. Participant acknowledges that at the time of exercise Participant’s acquisition of the Common Stock may be categorized as either OPI or Overseas Direct Investment (“ODI”)2 in accordance with FEMA. In case the acquisition is classified as ODI, certain additional investment related restrictions as set out under FEMA may be applicable and further Participant would be required to submit the specified form (“Form FC”) with Participant’s authorized dealer bank and provide the necessary details, documents, and declarations, including, if required, submitting to Participant’s authorized dealer bank, share certificates or any other relevant documents as an evidence of such investment in the foreign entity within six months from the date of effecting remittance.

On sale of the shares purchased under the Plan or the receipt of any dividends on the Common Stock, Participant acknowledges Participant’s obligation and agrees to obtain a foreign inward remittance certificate (“FIRC”) from the bank in which Participant deposits the foreign currency and maintains the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company requests proof of repatriation. Further in case the acquisition of the Common Stock was under the ODI route, Participant would be required to (i) repatriate any proceeds from the sale of shares of Common Stock or the receipt of any dividends to India within 90 days of the date of sale or the date of the dividends falling due (as maybe applicable), and (ii) submit Form FC with Participant’s authorized dealer bank and provide the necessary details, documents, and declarations therein within the prescribed timeline. In case the acquisition of the Common Stock was under the OPI route, Participant would be required to repatriate any proceeds from the sale of shares of Common Stock or the receipt of any dividends to India within 180 days of the date of sale or the date of the dividends falling due (as maybe applicable), unless such proceeds are reinvested in compliance with FEMA.

It is Participant’s responsibility to comply with all of these requirements. The Company will not be liable for any fines or penalties resulting from Participant’s failure to comply with any applicable laws.

Tax. By accepting the terms of the Notice of Grant, the Agreement and the Plan, Participant acknowledges and agrees to comply with all applicable Indian laws and report any income and pay any and all applicable taxes, as required by Indian laws, associated with the shares of Common Stock, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock. Participant will co-operate with the board of directors of the Company and any affiliate who is Participant’s employer, to ensure that the Company and such affiliate are at all times compliant with all applicable laws. Without prejudice

1 Acquisition of securities of up to 10 per cent. of the paid-up equity capital (without control) in a foreign listed entity will qualify as an OPI.

2 Any: (i) acquisition of securities in an unlisted foreign entity; or (ii) an acquisition of securities of more than 10 per cent. or control in a listed foreign entity, will qualify as an ODI.

to the aforesaid, Participant will forthwith provide all necessary information upon request by such affiliate in order for the affiliate to make necessary filings with the regulatory authorities as required under applicable law. Where necessary and so directed by the affiliate, Participant will make such payments or deposit such amounts with the affiliate so as to enable the affiliate to comply with its tax obligations under applicable laws. Participant acknowledges and confirms that the entitlement to the shares of Common Stock is contingent upon Participant complying with Participant’s obligations herein, the Agreement and the Plan.

Data Privacy. Section 10(b) (Data Privacy) of the Agreement is deleted and replaced with the following:

“10(b). Participant explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of Participant’s personal information (as such term is defined in the Information Technology Act, 2000 read with the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011) as described in this document by and among, as applicable, Participant’s employer, the Company and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company, its affiliates and Participant’s employer hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company and/or any affiliate, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Participant understands and consents that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipient country may have different data privacy laws providing less protections of Participant’s personal data than Participant’s country. Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. Participant authorizes the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Participant may elect to deposit any shares of Common Stock acquired upon the vesting of the options. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. Participant understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan.”

General. Further, the Plan and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by Participant.

United Kingdom

Option not a Service Contract. The following supplements Section 8 of the Agreement:

“the Participant waives all rights to compensation or damages in consequence of the termination of the Participant’s office or employment with the Company or any affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from the Participant ceasing to hold or being able to vest the Participant’s option, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.”

Withholding Obligations. The following supplements Section 6(a) of the Agreement:

(b) As a condition of the vesting of the Participant’s option, the Participant unconditionally and irrevocably agrees:

(i) to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on the Participant’s behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on the Participant’s behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which the Participant is liable and hereby agree to bear); and (3) all liability to national insurance contributions for which the Company is liable and which is formally transferred to the Participant, which arises as a consequence of or in connection with the exercise of the Participant’s option (the “UK Tax Liability”); or

(ii) to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to the Participant following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to the Participant (including, but not limited to salary); and

(iii) if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to the Participant; and

(iv) if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v) to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any affiliate (or the Participant’s employer, if different).

Exhibit B

Notice of Stock Option Exercise – Non-U.S.

[DATE]1

Faeth Therapeutics, Inc.

[Address]

[Address]

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under the Faeth Therapeutics, Inc. (the “Company”) 2019 Stock Incentive Plan on [________]2 for the purchase of [________]3 shares of Common Stock of the Company at a purchase price of US$[________]4 per share.

I hereby exercise my option to purchase [________]5 shares of Common Stock (the “Shares”), for which I have enclosed [________]6 in the amount of [________]7. Please register my stock certificate as follows:

Name(s):	[8]
Address:

1 Enter date of exercise.

2 Enter the date of grant.

3 Enter the total number of shares of Common Stock for which the option was granted.

4 Enter the option exercise price per share of Common Stock.

5 Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

6 Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.

7 Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

8 Enter name(s) to appear on stock certificate in one of the following formats: (a) your name only (i.e., John Doe); (b) your name and other name (i.e., John Doe and Jane Doe, Joint Tenants with Right to Survivorship); or for Nonstatutory Stock Options only, (c) a child’s name, with you as custodian (i.e. Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences for registering shares in a child’s name.

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

[By the execution and delivery of this Notice of Stock Option Exercise, I shall be, and hereby agree to be, bound by the (i) [Amended and Restated] Voting Agreement, dated [__________], by and among the Company and the other signatories thereto (the “Voting Agreement”), as a [“Key Holder” and “Stockholder”] (each as defined in the Voting Agreement) for all purposes under the Voting Agreement and (ii) [Amended and Restated] Right of First Refusal and Co-Sale Agreement, dated [__________], by and among the Company and the other signatories thereto (the “ROFR and Co-Sale Agreement”), as a [“Key Holder”] (as defined in the ROFR and Co- Sale Agreement) for all purposes under the ROFR and Co-Sale Agreement. In addition to the foregoing, I shall execute and deliver to the Company (i) an [Adoption Agreement] in the form attached to the Voting Agreement, thereby agreeing to be bound by and subject to the terms of the Voting Agreement as a [“Key Holder” and “Stockholder”] (each as defined in the Voting Agreement) and (ii) a [counterpart signature page] to the ROFR and Co-Sale Agreement, thereby agreeing to be bound by and subject to the terms of the ROFR and Co-Sale Agreement as a [“Key Holder”] (as defined in the ROFR and Co-Sale Agreement). I acknowledge and agree that

I have received a copy of the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.]1

Very truly yours,

[Name]

1 This provision should be included if the Company is party to a Voting Agreement and/or Right of First Refusal and Co-Sale Agreement and pursuant to the terms of such Voting Agreement and/or Right of First Refusal and Co- Sale Agreement, the Participant is required to be a party to, and be bound by, the Voting Agreement and/or Right of First Refusal and Co-Sale Agreement. The defined terms in this section should be revised to correspond to the defined terms in the Voting Agreement or Right of First Refusal and Co-Sale Agreement (as applicable). In addition, the Participant should receive a copy of the Voting Agreement and/or Right of First Refusal and Co-Sale Agreement and also execute and deliver the Adoption Agreement (or similar agreement) pursuant to the terms of the Voting Agreement and a counterpart signature page to the Right of First Refusal and Co-Sale Agreement.

Exhibit C

Faeth Therapeutics, Inc. 2019 Stock Incentive Plan

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax

(Earnings and Pensions) Act 20031

One Part Election

1. Between

the Employee	[NAME]
whose National Insurance Number is	[•]
and
the Company (who is the Employee’s employer)[2]	[NAME]
of Company Registration Number	[•]

2. Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3. Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	[•]
Description of securities	Shares of Common Stock

1 Note to draft: Relevant for UK employees only.

2 Note to draft: This form to be entered into between the individual and his/her employer (which may not be the issuer of the securities)

Name of issuer of securities	Faeth Therapeutics, Inc.
* acquired by the Employee on	[DATE]

* to be acquired by the Employee between [dd/mm/yyyy] and [dd/mm/yyyy]

* to be acquired by the Employee after [dd/mm/yyyy] under the terms of [insert scheme/plan name]

(* delete as appropriate)

4. Extent of Application

This election disapplies (* delete as appropriate):

* S.431(1) ITEPA: All restrictions attaching to the securities, or

* S431(2) ITEPA: The following specified restriction : [details of specified restriction]

5. Declaration

This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.

(* delete as appropriate)

In signing this joint election, we agree to be bound by its terms as stated above.

Signature (Employee)	/ /
Signature (for and on behalf of the Company)[1]	/ /
Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

1 Note to draft: This form to be entered into between the individual and his/her employer (which may not be the issuer of the securities)